UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 11, 2008

AMGEN INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-12477	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, California	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 11, 2008, Amgen Inc. (“Amgen” or the “Company”) announced that it had reached an agreement to settle its outstanding antitrust litigation with Ortho Biotech Products, L.P. (“Ortho Biotech”). Ortho Biotech, a subsidiary of Johnson & Johnson (“J&J”), had alleged that discounts offered to oncology clinics on Amgen’s NEUPOGEN® and Neulasta® and Aranesp® products violated antitrust laws. Under terms of the agreement, Amgen will pay Ortho Biotech $200 million and the pending litigation in the United States District Court for the District of New Jersey will be dismissed with prejudice. The Company continues to deny that its challenged conduct was unlawful, and admits to no wrongdoing as part of the settlement agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

By:	/s/ David J. Scott
David J. Scott Senior Vice President, General Counsel and Secretary

Date: July 17, 2008

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